EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of October 1, 1999 (the
"Agreement") by and among Third Enterprise Service Group, Inc., a Florida corporation
("Third Enterprise") and Competitive Companies Inc., a Nevada corporation ("Competitive
Companies"), as amended and restated in its entirety March 31, 2000.

                                R E C I T A L S

        The respective Boards of Directors of Third Enterprise and Competitive Companies
deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of Third Enterprise and Competitive Companies, Competitive Companies
shall merge with and into Third Enterprise; as a result of which the holders of shares of capital stock of Competitive Companies will, in the aggregate, receive the consideration hereinafter set forth (collectively, the "Merger"). Upon the terms and subject to the conditions of this Agreement, at the Effective Date (as defined in Section 2.3 of this Agreement) in accordance with the merger laws of the state of Nevada ("MERGER LAWS"),
Competitive Companies shall be merged with and into Third Enterprise and the separate existence of Competitive Companies shall thereupon cease. Third Enterprise shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

        NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                         I. RECITALS; TRUE AND CORRECT

The above stated recitals are true and correct and are incorporated into this Agreement.

                                   II. MERGER

        2.1 Merger. In the manner and subject to the terms and conditions set forth herein, Competitive Companies shall merge with and into Third Enterprise, and Third
Enterprise shall be the surviving corporation after the Merger and shall continue to exist as a corporation governed by the laws of Nevada.

        2.2 Incorporation and Name Change. Prior to the closing of the merger, Third
Enterprise shall change its state of incorporation to Nevada and in so doing adopt
Competitive Companies' Articles of Incorporation and Bylaws (the "Reincorporation").
Upon the Closing of the Merger, Third Enterprise shall change its name to Competitive
Companies, Inc. (the "Name Change").

        2.3 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the "Effective
Date") the Articles of Merger, together with Plans of Merger reflecting the Merger, shall be accepted for filing by the Secretary of State of Nevada.

2.4 Securities of the Corporations. The authorized capital stock of Competitive
Companies is as set forth in the registration statement, (the "Competitive Companies
Stock"), of which

        o   4,912,061 common shares

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        o   4,000,000 shares of Class A Convertible Preferred Stock

are issued and outstanding.

There are options to acquire an additional 4,470,000 shares of common stock.

The authorized capital stock of Third Enterprise is comprised of 50,000,000 shares of Common Stock, no par value per share (the "Third Enterprise Stock"), of which
6,037,061 shares will be issued and outstanding as of the date of closing of the
Merger. In addition, Third Enterprise has authorized but unissued 20,000,000 shares of no par value Preferred Stock

Competitive Companies agrees to assume Third Enterprise Service Group's obligation for legal fees payable to Williams Law Group, P.A. for the preparation of this registration statement in the amount of 2.1% of the issued and outstanding shares following the merger.
Accordingly, Competitive Companies will issue Williams Law Group 125,000 shares upon effectiveness of this registration statement. Simultaneously, the shares of Third
Enterprise Service Group that were originally issued to Williams Law Group for aggregate consideration of $79 upon formation of Third Enterprise Service Group will be redeemed for an aggregate of $79.

        2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of Competitive Companies Stock into shares of Third
Enterprise Stock shall be as follows:

At the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of either Third Enterprise or Competitive Companies, each share of Competitive Companies Stock issued and outstanding shall be converted into the right to receive one share of Third Enterprise Stock, the preferred shares having the same terms and conditions (the "Exchange Ratio").

There shall also be issued the same number options for acquisition of the same number of additional shares on the same terms and conditions as are currently outstanding in Competitive Companies.

        2.6 Effect of the Merger. As of the Effective Date, all of the following shall occur:

                (a) The separate existence and corporate organization of Competitive
Companies shall cease (except insofar as it may be continued by statute), Third
Enterprise shall exist as a surviving corporation.

                (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of Third
Enterprise shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Competitive
Companies shall be merged with and into Third Enterprise as the surviving corporation, shall be fully vested therewith.

                (c) Neither the rights of creditors nor any liens upon or security interests in the property of Competitive Companies shall be impaired by the Merger.

                (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of Competitive Companies and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective Date, shall be the acts, plans, policies, agreements, approvals and authorizations of Third Enterprise and shall be as effective and binding on Third Enterprise as the same were on Competitive Companies.

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        (e) Third Enterprise shall be liable for all of the obligations and liabilities of Competitive Companies.

        (f) The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to Competitive Companies, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in
Third Enterprise, without further act or deed.

        (g) No claim pending at the Effective Date by or against any of Competitive
Companies, or any stockholder, officer or director thereof, shall abate or be discontinued
by the Merger, but may be enforced, prosecuted, settled or compromised as if the
Merger had not occurred.

        (h) All rights of employees and creditors and all liens upon the property of Competitive Companies shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of Competitive Companies shall attach to Third Enterprise and shall be enforceable against Third Enterprise to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Competitive Companies.

        (i) The Articles of Incorporation of Third Enterprise, as in effect on the
Effective Date, shall continue to be the Articles of Incorporation of Third Enterprise
without change or amendment.

        (j) The Bylaws of Third Enterprise, as in effect on the Effective Date, shall continue to be the Bylaws of Third Enterprise without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

        (k) Upon the Effective Date, the Board of Directors of Third Enterprise
shall consist of those persons set forth in the registration statement, and the officers of Third Enterprise shall be the officers specified in the registration statement.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

        Competitive Companies and Third Enterprise covenant that between the date hereof and the date of the Closing:

        3.1 Access to Competitive Companies. Competitive Companies shall (a) give to Third Enterprise and to Third Enterprise's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the
Closing Date (as defined in Section 6.1), to all of the books, contracts, commitments and other records of Competitive Companies and shall furnish Third Enterprise during such period with all information concerning Competitive Companies that Third Enterprise may reasonably request; and (b) afford to Third Enterprise and to Third Enterprise's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Competitive Companies, in order to conduct inspections at Third Enterprise's expense to determine that Competitive
Companies is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Competitive Companies are substantially in the condition and of the capacities represented and warranted in this Agreement;
provided, however, that in every instance described in (a) and (b), Third Enterprise shall make arrangements with Competitive Companies reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Competitive Companies. Any such investigation

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or inspection by Third Enterprise shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Competitive Companies contained herein.

        3.2 Conduct of Business. During the period from the date hereof to the Closing
Date, Competitive Companies shall and shall use reasonable efforts, to the extent such efforts are within Competitive Companies' control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

        3.3 Exclusivity to Third Enterprise. Until either the merger agreement is terminated or the merger closed, Competitive Companies agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Competitive Companies or the shares of capital stock of Competitive Companies. Any person inquiring as to the availability of the business or shares of capital stock of Competitive Companies or making an offer therefor shall be told that Competitive Companies is bound by the provisions of this Agreement. Competitive Companies as well as its officers, directors, representatives or agents further agree to advise Third Enterprise promptly of any such inquiry or offer.

        3.4 Access to Third Enterprise. Third Enterprise shall (a) give to Competitive
Companies and to Competitive Companies' counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the
Closing Date, to all of the books, contracts, commitments and other records of Third
Enterprise and shall furnish Competitive Companies during such period with all information concerning Third Enterprise that Competitive Companies may reasonably request; and
(b) afford to Competitive Companies and to Competitive Companies' representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Third Enterprise in order to conduct inspections at
Competitive Companies' expense to determine that Third Enterprise is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Third Enterprise are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Competitive Companies shall make arrangements with Third Enterprise reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Third Enterprise. Any such investigation or inspection by Competitive Companies shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Third Enterprise contained herein.

        3.5 Conduct of Business. During the period from the date hereof to the Closing
Date, the business of Third Enterprise shall be operated by Third Enterprise in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

        3.6 Exclusivity to Competitive Companies. Until either the merger agreement is terminated or the merger closed, Third Enterprise has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company. Any person inquiring as to the possibility of being acquired by Third Enterprise or making an offer therefore shall be told that Third
Enterprise is bound by the provisions of this Agreement. Each of Third Enterprise and its officers, directors, representatives or agents further agree to advise PC
Universe promptly of any such inquiry or offer.

        3.7 Stockholder Approval. (a) As promptly as reasonably practicable following the date of this Agreement, Third Enterprise shall take all action reasonably necessary in accordance with the laws of the State of Florida and its Articles of Incorporation
and Bylaws to secure written consents for the approval and adoption of the Merger

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and the Merger Agreement, as well as the Reincorporation and Name Change. The Board of Directors of Third Enterprise shall unanimously recommend that Third Enterprise's shareholders vote to approve and adopt the Merger, this Agreement and any other matters to be submitted to Third Enterprise's shareholders in connection therewith. Third
Enterprise shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of Third Enterprise such approval and adoption.

        (b) As promptly as reasonably practicable following the date of this Agreement,
Third Enterprise shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the
SEC thereunder a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) (the "registration statement")covering all shares of Third Enterprise Stock issuable as a consequence of the Merger. Third Enterprise may also register shares of existing shareholders for resale on a companion S-1 or SB-2 filing. Competitive Companies shall cooperate fully with Third Enterprise in the preparation and filing of the Registration Statement and any amendments and supplements thereto, including, without limitation, the furnishing to Third Enterprise of such information regarding Competitive Companies as shall be required by each of the Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder.

        (c) As promptly as practicable but in no event later than the Effective Date,
Third Enterprise shall prepare and forward to a market maker to file with the NASD
OTC Bulletin Board ("BB"), an application to have the Third Enterprise Stock listed for trading on BB.

          IV. REPRESENTATIONS AND WARRANTIES OF Competitive Companies

        Competitive Companies represents and warrants to Third Enterprise as follows, with the knowledge and understanding that Third Enterprise is relying materially upon such representations and warranties:

        4.1 Organization and Standing. Competitive Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.
Competitive Companies has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Competitive Companies, and all states in which each is qualified to do business as of the date hereof, are listed in the information in the registration statement concerning Competitive Companies. The copies of the Articles of Incorporation and Bylaws of Competitive Companies, as amended to date, delivered to Third Enterprise, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information in the registration statement concerning Competitive Companies,
Competitive Companies does not own any interest in any other corporation, business trust or similar entity. The minute book of Competitive Companies contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

        4.2 Capitalization. The authorized capital stock of Competitive Companies, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Competitive Companies is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Competitive Companies.
There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Competitive Companies. Competitive
Companies has no subsidiaries except as set forth in the registration statement.

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        4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Competitive Companies in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Competitive Companies, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

        4.4 Properties. Except as set forth on the information in the registration statement concerning Competitive Companies, Competitive Companies has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Competitive Companies has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against
Competitive Companies, as the case may be, and, to the knowledge of Competitive Companies, the other parties thereto in accordance with its terms. Neither Competitive Companies nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Competitive
Companies is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Competitive Companies, any such condemnation, expropriation or taking been proposed. None of the assets of Competitive
Companies is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

        4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Competitive
Companies (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Competitive Companies and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report
on Form 10-K if Competitive Companies were subject to the reporting requirements of the Exchange Act (individually, the "Competitive Companies Contract" and collectively, the "Competitive Companies Contracts"), are listed and described in the information in the registration statement concerning Competitive Companies. Competitive Companies is the holder of, or party to, all of the Competitive Companies Contracts. To the knowledge of Competitive Companies, the Competitive Companies Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Competitive Companies nor any signatory thereto is in default or breach of any material provision of the Competitive Companies Contracts.
Competitive Companies' operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Competitive Companies Contracts.

        4.6 Litigation. Except as disclosed in the information in the registration statement concerning Competitive Companies, there is no claim, action, proceeding or investigation pending or, to the knowledge of Competitive Companies, threatened against or affecting
Competitive Companies before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Competitive Companies, could have any materially adverse effect on Competitive Companies. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Competitive Companies.

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        4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns
(including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Competitive Companies has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Competitive Companies are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Competitive Companies has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional
Taxes in excess of those paid and reported is not reasonably expected.

Competitive Companies is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Competitive Companies that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Competitive Companies. There is no valid basis, to the knowledge of Competitive Companies, except as set forth in the information in the registration statement concerning Competitive Companies, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Competitive Companies by any governmental authority.

        4.8 Compliance with Laws and Regulations. To its knowledge, Competitive
Companies is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Competitive Companies is currently conducted or to which Competitive Companies is currently subject which has a material impact on Competitive Companies, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal
Occupational Health and Safety Act. Competitive Companies knows of no assertion by any party that Competitive Companies is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Competitive Companies.
To the knowledge of Competitive Companies, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Competitive
Companies.

        4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Competitive Companies (and, to the knowledge of Competitive
Companies, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Competitive Companies and the activities of which could result in any material adverse liability to Competitive Companies)
(i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental

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Response Compensation and Liability Act of 1980, as amended (including the 1986
Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"),
and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Competitive Companies' knowledge, Competitive Companies has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine.

        (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Competitive Companies, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as disclosed in the information in the registration statement concerning Competitive Companies, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by
Competitive Companies is pending or, to the knowledge of Competitive Companies, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Competitive
Companies does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term
"inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

        4.10 Information. Competitive Companies has furnished Third Enterprise all information necessary to prepare the registration statement.

        4.11 Condition of Assets. The equipment, fixtures and other personal property of Competitive Companies, taken as a whole, is in good operating condition and repair
(ordinary wear and tear excepted) for the conduct of the business of Competitive
Companies as is contemplated to be conducted.

        4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Competitive Companies will not (i)
conflict with or violate the Articles of Incorporation or the Bylaws of Competitive
Companies; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Competitive Companies is a party or by which Competitive Companies or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Competitive Companies under, or create any rights of termination, cancellation or acceleration in any person under, any Competitive
Companies Contract.

        4.13 Employees. Except as set forth in the information in the registration statement concerning Competitive Companies, none of the employees of Competitive
Companies is represented by any labor union or collective bargaining unit and, to the knowledge of Competitive Companies, no discussions are taking place with respect to such representation.

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        4.14 Financial Statements. To its knowledge, the information in the registration statement concerning Competitive Companies contains, as to Competitive Companies, certain financial statements (the "Financial Statements"). The Financial Statements
present fairly, in all respects, the consolidated financial position and results of operations of Competitive Companies as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied
("GAAP"). The Financial Statements, when submitted to Third Enterprise for inclusion in the Registration Statement, will have been prepared in accordance with Regulation
S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Competitive Companies as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Competitive Companies as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Competitive
Companies has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Competitive Companies is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Competitive Companies taken as a whole.

        4.15 Absence of Certain Changes or Events. Except as set forth in the information in the registration statement concerning Competitive Companies, since the date of the last financial statement included in the registration statement, there has not been:

                (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Competitive Companies;

                (b) Any material damage, destruction or loss of any material properties of Competitive Companies, whether or not covered by insurance;

                (c) Any material change in the manner in which the business of Competitive
Companies has been conducted;

                (d) Any material change in the treatment and protection of trade secrets or other confidential information of Competitive Companies;

                (e) Any material change in the business or contractual relationship of Competitive Companies with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Competitive
Companies;

                (f) Any agreement by Competitive Companies, whether written or oral, to do any of the foregoing; and

                (g) Any occurrence not included in paragraphs (a) through (f) of this Section 4.16 which has resulted, or which Competitive Companies has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Competitive Companies.

        4.16 Governmental Licenses, Permits, Etc. To its knowledge, Competitive
Companies has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").
The information in the registration statement concerning Competitive Companies includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

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        4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

                (1) "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and any regulations promulgated thereunder.

                (2) "Multi-employer Plan" means a plan, as defined in ERISA Section
3(37), to which Competitive Companies contributes or is required to contribute.

                (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of
ERISA other than a Multi-employer Plan to which Competitive Companies contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Competitive Companies.

                (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

                (5) "Employee Welfare Plan" means any Employee Plan other than an
Employee Pension Plan.

                (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Competitive Companies, former employees, officers, directors or shareholders of
Competitive Companies any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

        (b) The information in the registration statement concerning Competitive
Companies lists, all (1) employment agreements and collective bargaining agreements to which Competitive Companies is a party; (2) Compensation Arrangements of Competitive
Companies; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Competitive Companies has or may have any monetary obligations to employees or consultants of Competitive Companies or their beneficiaries or legal representatives or under which any such persons may have any rights. Competitive
Companies has previously made available to Third Enterprise true and complete copies of all of the foregoing employment contracts, collective bargaining agreements,
Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing
Date, Competitive Companies has previously delivered or made available to Third
Enterprise (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter
(and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters,"
and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports
(Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all

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actuarial reports prepared for the last plan year; (11) all certified Financial
Statements for the last plan year; and (12) all current Summary Plan Descriptions,
Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Competitive Companies to Third Enterprise as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

        (c) Except as otherwise disclosed in the information in the registration statement concerning Competitive Companies:

                (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute"
payment, disability or trust agreement or arrangement.

        4.18 Brokers. Competitive Companies has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

        4.19 Business Locations. Competitive Companies does not nor does it own or lease any real or personal property in any state except as set forth on the information in the registration statement concerning Competitive Companies. Competitive
Companies does not have a place of business (including, without limitation, Competitive
Companies' executive offices or place where Competitive Companies' books and records are kept) except as otherwise set forth on the information in the registration statement concerning Competitive Companies.

        4.20 Intellectual Property. The information in the registration statement concerning Competitive Companies lists all of the Intellectual Property (as hereinafter defined) used by Competitive Companies which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual
Property" means all of Competitive Companies' right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Competitive Companies. Other than as disclosed in the information in the registration statement concerning Competitive Companies,
Competitive Companies does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Competitive Companies or otherwise. All of the patents, trademark registrations and copyrights listed in the information in the registration statement concerning Competitive Companies that are owned by Competitive Companies are valid and in full force and effect. To the knowledge of Competitive Companies, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Competitive Companies, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Competitive Companies know of any valid basis for any such proceeding or claim. To the knowledge of Competitive Companies, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Competitive Companies. To the knowledge of Competitive Companies, its use of software does not violate or otherwise infringe the rights of any third party.

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        4.21 Warranties. The information in the registration statement concerning
Competitive Companies sets forth a true and complete list of the forms of all express warranties and guaranties made by Competitive Companies to third parties with respect to any services rendered by Competitive Companies.

        4.22 Suppliers. Except as set forth in the information in the registration statement concerning Competitive Companies, Competitive Companies knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Competitive Companies will not continue to conduct business with Competitive Companies after the Closing Date in substantially the same manner as it has conducted business prior thereto.

        4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Competitive
Companies, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

        4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Competitive Companies with, any governmental authority, federal, state or local, is required in connection with Competitive Companies'
execution, delivery and performance of this Agreement.

        4.25 No Omissions or Untrue Statements. None of the information relating to Competitive Companies supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the Registration
Statement becomes effective (or any registration statement included therein), the
Proxy Statement is first mailed to Third Enterprise's shareholders and the meeting of Third Enterprise's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Third Enterprise shall give notice to Competitive Companies in advance of the dates of such effectiveness, mailing and meeting sufficient to permit Competitive
Companies to fulfill its obligations under the second sentence of this Section.

        4.26 Information in the Registration Statement concerning Competitive Companies
Complete. Competitive Companies shall promptly provide to *our name notice concerning any of the information in the registration statement concerning Competitive Companies if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Third Enterprise Service Group, Inc. concerning Competitive Companies, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Third
Enterprise Service Group, Inc. for inclusion in the registration statement concerning
Competitive Companies, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in the registration statement concerning Competitive Companies following the date hereof shall not in any way affect *our name's right not to consummate the transactions contemplated hereby as set forth in Section 8.2 hereof.

             V. REPRESENTATIONS AND WARRANTIES OF Third Enterprise

        Third Enterprise represents and warrants to Competitive Companies as follows, with the knowledge and understanding that Competitive Companies is relying materially on such representations and warranties:

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        5.1 Organization and Standing of Third Enterprise. Third Enterprise is a
corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of Third Enterprise, delivered to Competitive Companies, are true and complete copies of those documents as now in effect. Third Enterprise does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of Third Enterprise contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

        5.2 Third Enterprise's Authority. Third Enterprise's Board of Directors
has approved and adopted this Agreement and the Merger and has resolved to recommend approval and adoption of this Agreement and the Merger by Third Enterprise's shareholders.

        5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Third Enterprise in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Third Enterprise, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

        5.4 No Breaches. To its knowledge, the making and performance of this Agreement
(including, without limitation, the issuance of the Third Enterprise Stock) by Third
Enterprise will not (i) conflict with the Articles of Incorporation or the Bylaws of Third Enterprise; (ii) violate any order, writ, injunction, or decree applicable to Third Enterprise; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Third Enterprise under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Third Enterprise is a party or by which Third
Enterprise or any of its assets may be bound.

        5.5 Capitalization. The authorized capital stock of *our name, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of the outstanding Third Enterprise
Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Third Enterprise
Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon, Third Enterprise, to purchase or otherwise acquire any shares of capital stock of Third Enterprise, or other equity securities or equity interests of Third Enterprise or any debt securities of Third Enterprise. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of
Third Enterprise Stock or other stock of Third Enterprise.

        5.6 Business. Third Enterprise, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

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        5.7 Governmental Approval; Consents. To its knowledge, except for the reports required to be filed in the future by Third Enterprise, as a reporting company, under the Exchange Act, and under the Securities Act with respect to the shares of Third Enterprise Stock issuable upon exercise of the Third Enterprise Warrants, the filing of the Registration Statement under the Securities Act, the Proxy Statement under the Exchange Act for the purpose of seeking stockholder approval of the Merger referred to in Section 2.1 and the issuance of the Third Enterprise Stock pursuant to the Merger and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Third Enterprise with, any governmental authority, federal, state or local, is required in connection with Third Enterprise's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Third Enterprise to enable Third Enterprise to enter into and carry out this Agreement.

        5.8 Financial Statements. To its knowledge, the financial statements of
Third Enterprise previously furnished to Competitive Companies (collectively, the
"Third Enterprise Financial Statements") present fairly, in all material respects, the financial position of Third Enterprise as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the Third Enterprise
Disclosure Schedule, there is no basis for any assertion against Third Enterprise as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of Third Enterprise, the value of which (in the reasonable judgment of Third Enterprise) is materially overstated in said balance sheets. Except as disclosed therein, Third Enterprise has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.
Third Enterprise is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

        5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the Third Enterprise Financial
Statements, since the last date of its financial information in the registration statement, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of Third Enterprise, and no event has occurred other than in the ordinary and usual course of business or as set forth in Third Enterprise's Registration statement or in the Third Enterprise Financial
Statements which could be reasonably expected to have a materially adverse effect upon Third Enterprise, and Third Enterprise does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Third Enterprise's operations or future prospects.

        5.10 Contracts Listed. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of Third Enterprise are, with the exception of this Agreement, described in Third Enterprise's Registration statement.

        5.11; No Default. All of the contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon Third Enterprise referred to in section 5.10 above, are listed in the Third Enterprise Disclosure Schedule
(the "Third Enterprise Contracts"). To the knowledge of Third Enterprise, the Third
Enterprise Contracts are valid, binding and enforceable by Third Enterprise against the other parties thereto in accordance with their terms. Neither Third Enterprise nor, to the knowledge of Third Enterprise, any of the other parties thereto is in default or breach of any material provision of the Third Enterprise Contracts. Third
Enterprise has furnished Competitive Companies with a true and complete copy of each Third Enterprise Contract, as amended.

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        5.12 Taxes. Third Enterprise has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of Third Enterprise's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Third Enterprise has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

        Third Enterprise is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Third Enterprise that has not been paid. There are no Tax liens upon the assets of Third Enterprise (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of Third Enterprise's knowledge, except as set forth in the Third
Enterprise Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Third Enterprise by any governmental authority.

        5.13 Litigation. Except as disclosed in the Third Enterprise Disclosure
Schedule, there is no claim, action, proceeding or investigation pending or, to
Third Enterprise's knowledge, threatened against or affecting Third Enterprise before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Third Enterprise, could have a materially adverse effect on Third Enterprise.
There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Third Enterprise.

        5.14 Compliance with Laws and Regulations. To its knowledge, Third Enterprise is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of Third Enterprise is currently conducted or to which Third
Enterprise is currently subject, which may have a material impact on Third Enterprise, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. Third Enterprise
does not know of any assertion by any party that Third Enterprise is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Third Enterprise. To Third Enterprise's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Third
Enterprise.

        5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of Third Enterprise (and to the knowledge of Third Enterprise, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of Third Enterprise and the activities of which could result in any material adverse liability to Third Enterprise) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Third Enterprise's knowledge, Third Enterprise has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

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        (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Third Enterprise, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as disclosed in the Third Enterprise Disclosure Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government
Entity (as defined in Section 4.9) concerning any such possible violations by Third
Enterprise is pending or, to Third Enterprise's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Third Enterprise does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

        5.16 Governmental Licenses, Permits, Etc. To its knowledge, Third Enterprise has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

        5.17 Brokers. Third Enterprise has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

        5.18 Employee Plans. Except as listed in Third Enterprise's Registration statement,
Third Enterprise has no employees, consultants or agents, and Third Enterprise has no Employee Plans or Compensation Arrangements.

                  VI. STOCKHOLDER APPROVAL; CLOSING DELIVERIES

        6.1 Stockholder Approval. Competitive Companies shall submit the Merger and this Agreement to its shareholders for approval and adoption at the Meeting or by written consent as soon as practicable following the date the SEC declares the registration statement effective in accordance with Section 3.7 hereof. Subject to the Merger and this Agreement receiving all approvals of Competitive Companies and Competitive Companies shareholders and regulatory approvals and the absence of 81.3% or more of the non-affiliated shareholders of Competitive Companies (i) voting against the Merger; and (ii) requesting redemption of their shares of Competitive
Companies Stock in the manner to be set forth in the Information Statement, and subject to the other provisions of this Agreement, the parties shall hold a closing
(the "Closing") no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date of the Meeting of
Shareholders of Competitive Companies to consider and vote upon the Merger and this
Agreement or the receipt of the requisite percentage of written consents or (b)
the business day on which the last of the conditions set forth in Articles VII and
VIII hereof is fulfilled or waived (such later date, the "Closing Date"), at 10:00 A.M.
at the offices of WILLIAMS LAW GROUP, P.A., or at such other time and place as the parties may agree upon.

6.2 Closing Deliveries of Competitive Companies. At the Closing, Competitive Companies
shall deliver, or cause to be delivered, to Third Enterprise:

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        (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of Competitive Companies contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Competitive
Companies has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Competitive Companies on or prior to the Closing Date;

        (b) An opinion of Competitive Companies' counsel in form and substance reasonably satisfactory to Third Enterprise, in a form to be mutually agreed to prior to the
Closing;

        (c) a certificate, dated as of the Closing Date, certifying as to the Articles of Incorporation and Bylaws of Competitive Companies, the incumbency and signatures of the officers of each of Competitive Companies and copies of the directors' and shareholders' resolutions of Competitive Companies approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

        (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by Third Enterprise as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

        6.3 Closing Deliveries of Third Enterprise. At the Closing, Third Enterprise
shall deliver to Competitive Companies:

        (a) A certificate of Third Enterprise, dated as of the Closing Date, to the effect that the representations and warranties of Third Enterprise contained in this Agreement are true and correct in all material respects and that Third Enterprise has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Third Enterprise on or prior to the
Closing Date;

        (b) A certificate, dated as of the Closing Date, executed by the Secretary of Third Enterprise, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of Third Enterprise and copies of Third Enterprise's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

        (c) An opinion of Third Enterprise's counsel, WILLIAMS LAW GROUP, P.A., in form and substance reasonably satisfactory to Competitive Companies, in a form to be mutually agreed to prior to the Closing;

        (d) The written resignations of all officers, and all directors of Third
Enterprise.

        (e) Certificates representing the Third Enterprise Stock issuable upon consummation of the Merger;

        (f) The books and records of Third Enterprise; and

        (g) Documentation satisfactory to Competitive Companies evidencing the fact that the signatories on all relevant bank accounts of Third Enterprise have been changed to signatories designated by Competitive Companies.

            VII. CONDITIONS TO OBLIGATIONS OF Competitive Companies

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        The obligation of Competitive Companies to consummate the Closing is subject to the following conditions, any of which may be waived by Competitive Companies in its sole discretion:

        7.1 Compliance by Third Enterprise. Third Enterprise shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Third Enterprise prior to or on the Closing Date.

        7.2 Accuracy of Third Enterprise's Representations. Third Enterprise's
representations and warranties contained in this Agreement (including the Third
Enterprise Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

        7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of Third Enterprise, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Third Enterprise within the reasonable discretion of Competitive Companies.

        7.4 Documents. All documents and instruments delivered by Third Enterprise to
Competitive Companies at the Closing shall be in form and substance reasonably satisfactory to Competitive Companies and its counsel.

        7.5 Capitalization. At the Closing Date, Third Enterprise shall have the number of shares as set forth in the registration statement issued and outstanding.

        7.6 Effectiveness of Registration Statement; No Stop Order. The Registration
Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

        7.7 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code.

        7.8 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to
Competitive Companies' knowledge, be threatened.

        7.9 Dissenters' Rights. It is a condition to Competitive Companies' obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Competitive Companies' common stock are entitled to dissenters' rights.
If demands for payment are made with respect to more than 10%, of the outstanding shares of Competitive Companies' common stock, and, as a consequence more than 10%
of the shareholders of Competitive Companies' become entitled to exercise dissenters'
rights, then Competitive Companies will not be obligated to consummate the merger.

               VIII. CONDITIONS TO Third Enterprise'S OBLIGATIONS

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        Third Enterprise's obligation to consummate the closing is subject to the following conditions, any of which may be waived by Third Enterprise in its sole discretion:

        8.1 Compliance by Competitive Companies. Competitive Companies shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing
Date.

        8.2 Accuracy of Competitive Companies' Representations. Competitive Companies'
representations and warranties contained in this Agreement (including the exhibits hereto and the Third Enterprise Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this
Agreement) and shall be deemed to be made again as of the Closing Date.

        8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the last date of the financial statement of Competitive Companies in the registration statement in the financial position, results of operations, assets, liabilities or prospects of Competitive Companies taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Competitive
Companies taken as a whole, within reasonable discretion of Third Enterprise.

        8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to
Third Enterprise's knowledge, be threatened.

        8.5 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Merger.

        8.6 Documents. All documents and instruments delivered by Competitive Companies to Third Enterprise at the Closing shall be in form and substance reasonably satisfactory to Third Enterprise and its counsel.

                              IX. INDEMNIFICATION

        9.1 By Competitive Companies. Subject to Section 9.4, Competitive Companies
shall indemnify, defend and hold Third Enterprise, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities
(collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Competitive Companies set forth in this Agreement or in any certificate delivered to Third Enterprise pursuant hereto; or (ii) the breach of any of the covenants of Competitive Companies contained in or arising out of this Agreement or the transactions contemplated hereby.

        9.2 By Third Enterprise. Subject to Section 9.4, Third Enterprise shall indemnify, defend, and hold Competitive Companies its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of Third Enterprise set forth in this Agreement or in any certificate delivered to Competitive Companies pursuant hereto; or (ii) the breach of any of the covenants of Third Enterprise contained in or arising out of this Agreement or the transactions contemplated hereby.

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        9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification
(the "Indemnitor"); provided, however, that any delay or failure in notifying the
Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the
Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the
Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

        9.4 Limitations on Liability. Neither Competitive Companies nor Third Enterprise
shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $200,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $200,000).

                                 X. TERMINATION

        10.1 Termination Prior to Closing. (a) If the Closing has not occurred by any date as mutually agreed upon by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

        (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article VII or Article
VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

        10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as follows: As Third Enterprise goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Third Enterprise. If this occurs or if Competitive
Companies cancels the agreement after paying the first installment, all fees previously received by Third Enterprise will be retained. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                            XI. ADDITIONAL COVENANTS

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        11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this
Agreement.

        11.2 Changes in Representations and Warranties of Competitive Companies.
Between the date of this Agreement and the Closing Date, Competitive Companies shall not, directly or indirectly, except as contemplated in the information in the registration statement concerning Competitive Companies, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Competitive Companies herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Competitive Companies shall promptly give written notice to Third Enterprise upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Competitive Companies contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

        11.3 Changes in Representations and Warranties of Third Enterprise. Between
the date of this Agreement and the Closing Date, Third Enterprise shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Third Enterprise herein contained not being true and correct at and as of (a)
the time immediately following the occurrence of such transaction or event or (b)
the Closing Date. Third Enterprise shall promptly give written notice to Competitive
Companies upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Third Enterprise contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                               XII. MISCELLANEOUS

        12.1 Expenses. Third Enterprise will pay for its counsel and financial consultant and all their costs. Competitive Companies will pay for your accountants and attorneys and all their costs. Competitive Companies will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting your documents to they can be filed with the SEC.

        12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Competitive
Companies or Third Enterprise pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by
Competitive Companies or Third Enterprise, as the case may be, hereunder. All representations, warranties and covenants made by Competitive Companies and by Third Enterprise in this Agreement, or pursuant hereto, shall survive through the Closing Date.

        12.3 Nondisclosure. Third Enterprise will not at any time after the date of this Agreement, without Competitive Companies' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Competitive Companies.

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Competitive Companies will not at any time after the date of this Agreement, without
Third Enterprise's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Third Enterprise. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to Third Enterprise and Competitive Companies, but shall not lapse as to the officers and directors of Third Enterprise, individually.

        Any information, which (i) at or prior to the time of disclosure by either of Competitive Companies or Third Enterprise was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Competitive Companies or Third Enterprise or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Competitive Companies or Third Enterprise, shall not be deemed Confidential
Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

        12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement
may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

        12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

        Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii)
twenty-four (24) hours after shipment by such courier service.

        12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof, except to the extent that the Securities Act or the
Exchange Act applies to the Registration Statements and the Proxy Statement.

        12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

        12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

                                      140

        12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

        12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

        12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

        12.12 Public Disclosure. From and after the date hereof through the Closing
Date, Third Enterprise shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of
Competitive Companies, which consent shall not be unreasonably withheld or delayed.
It is understood by Competitive Companies that Third Enterprise is required under the Exchange Act to make prompt disclosure of any material transaction.

        THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY
TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF
THE PROVISIONS OF THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Third Enterprise Service Group, Inc.

By:____________________________

Its:_____________________________

Competitive Companies, Inc.

By:____________________________

Its:____________________________